Exhibit 10.1

ASSIGNMENT OF DEBT AGREEMENT

THIS ASSIGNMENT OF DEBT AGREEMENT dated the 22nd day of February 2021,

AMONG:
FRH Group Corporation
555 Anton Boulevard
Suites 150, Costa Mesa, CA 92626

(the “ASSIGNEE”)

AND:
FRH Group Ltd.,
2801 & 2802 Liwa Heights, Cluster W, Jlt ,
Dubai, UAE

(the “ASSIGNOR”)

AND:
FDCTech, Inc.,
200 Spectrum Drive, Suite 300,
Irvine, CA, 92618

(the “DEBTOR”)

WHEREAS:

A. The Debtor is indebted to the Assignor according to the FRH Note(s) Agreement (Exhibit II) for the principal amount of $1,000,000 and any unpaid and accrued interest of $256,908 in U.S. funds (the “Note(s)” or “Debt”). The Note(s) is according to the terms of FRH Note(s) with the face value in the principal $1,000,000 Coupon 6% Issue between Date February 22, 2016, and April 24, 2017, at a Conversion Price of $0.10 per share among the Debtor and the Assignor.

B. The Assignor wishes to convert the Debt into Common Stock of the Debtor at a Conversion Price of $0.10 per share as per FRH Note(s) Agreement, See Notice of Conversion (Exhibit I).

C. The Assignee wishes to receive the Common Stock under its name upon Notice of Conversion. The Assignor wishes to grant, assign, transfer and set over unto the Assignee its entire right, title, and interest in and to the Common Stock upon the terms and conditions contained in this agreement.

D. Felix R. Hong is the ultimate beneficial owner of both the Assignor and Assignee.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations, and warranties hereinafter contained and for other good and valuable consideration, the receipt of which is acknowledged and subject to the terms and conditions hereinafter set out, the parties agree as follows:

1.	REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE ASSIGNOR

1.1	The Assignor represents, warrants, and covenants to the Assignee that:

(a) the above premises are accurate and complete, that the Debt has not been prepaid in full or in part, and that the Assignor has given the Debtor notice of this Assignment;

(b) the full amount of the Debt is due and owing by the Debtor to the Assignor; and

(c) the Assignor now has a good right, full power, and absolute authority to assign its right, title, and interest in and to the Debt in the manner set out in Article 2 hereof according to the real intent and meaning of this agreement.

1.2	The Assignor provides the representations, warranties, and covenants contained in Section 1.1 for the exclusive benefit of the Assignee. The Assignee may waive a breach of any one or more or in part at any time without prejudice to its rights in respect to any other breach of the same or any other representation or warranty or covenant. Any representations, warranties, and covenants contained in Article 1 will survive the signing of this agreement.

2.	ASSIGNMENT OF THE COMMON STOCK UPON CONVERSION NOTICE AND RESTRUCTURING OF TERMS

2.1	The Assignor grants assign, transfers, and sets over unto the Assignee his entire right, title, and interest in and to the Common Stock upon the Conversion Notice, including, without limitation, all rights, benefits, and advantages of the Assignor to be derived therefrom and all burdens, obligations, and liabilities to be derived thereunder, in consideration of the premises and the consideration set out in Section 2.3.

2.2	The Assignor agrees to restructure the Debt terms by changing the Debt from a demand note to conversion into Common Stock of the Debtor from the date of this agreement, considering the premises and the consideration set out in Section 2.3, Notice of Conversion (Exhibit I).

2.3	Notice of Conversion: The Assignor of the Debt with the face value in the principal $1,000,000 Coupon 6% Issue between Date February 22, 2016, a and April 24, 2017, at a Conversion Price of $0.10 per share hereby surrenders such Debt for conversion into 12,569,080 shares of the restricted Common Stock of FDCTech, Inc., in exchange of the principal balance of the Debt of $1,000,000 and any unpaid and accrued interest of $256,908 thereon representing the total unpaid principal and interest amount of such Debt as of February 22, 2021, and requests that the certificates for such shares be issued in the name of, and delivered to, FRH Group Corporation, [Address].

2.4	The Assignor acknowledges and agrees that he will transfer the Common Stock in compliance with the Securities Act of 1933, pursuant to a registration statement and exemption from registration under the Securities Act of 1933. The Assignor acknowledges that the share certificates representing the shares issued may bear a trading restriction legend and may bear any other legend if the Assignee reasonably requires the legend or legends to comply with state, federal, or foreign law.

3.	CONSENT OF DEBTOR

3.1	The Debtor agrees and consents to the Assignment of the Assignor’s interest in the Debt to the Assignee pursuant to this agreement’s terms and conditions.

3.2	The Debtor represents, warrants, and covenants to the Assignee that (a) the full amount of the Debt is due and owing at the time of this agreement, (b) the Debt has not been prepaid in full or in part, and (c) any interest owing on the Debt has been paid in full up to February 22, 2021.

3.3	The Debtor agrees and acknowledges and that the Assignee is entitled to make a demand at any time for payment of the full amount of the Debt.

4. COUNTERPART

4.1	This agreement may be signed in one or more counterparts, each of which, when so signed, will be deemed an original, and such counterparts together will constitute one in the same instrument.

IN WITNESS WHEREOF, the parties signed this agreement as of the day and year first above written.

/s/ Felix R. Hong
Felix R. Hong, CEO
FRH Group Corporation
555 Anton Boulevard, Suites 150
Costa Mesa, 92626
(the “ASSIGNEE”)

AND:	/s/ Felix R. Hong
Felix R. Hong, Director
FRH Group Ltd.,
2801 & 2802 Liwa Heights, Cluster W, Jlt ,
Dubai, UAE

(the “ASSIGNOR”)

AND:	/s/Mitchell M. Eaglstein
Mitchell M. Ealgstein, CEO
FDCTech, Inc.,
200 Spectrum Drive, Suite 300,
Irvine, CA, 92618

(the “DEBTOR”)

EXHIBIT I

NOTICE OF CONVERSION

The undersigned, the Holder of the #FRH Note(s) (“Note I” or “Debt”) with the face value in the principal $1,000,000 and any unpaid and accrued interest of $256,908 thereon representing the total unpaid principal and interest amount of such Debt as of February 22, 2021, at a Conversion Price of $0.10 per share hereby, surrenders such Debt or Note(s) for conversion into 12,569,080 shares of the Common Stock of FDCTech, Inc., in exchange of the total unpaid principal and interest amount of such Note as of February 22, 2021, and requests that the certificates for such shares be issued in the name of, and delivered to,

FRH Group Corporation, whose address is 555 Anton Boulevard, Suites 150, Costa Mesa, 92626.

Dated: February 22, 2021

Felix R. Hong, CEO
FRH Group Corporation
(Address)

Agreed to and Accepted this
22nd day of February 2021

Mitchell M. Eaglstein, CEO
FDCTech, Inc.
200 Spectrum Drive, Suite 300,
Irvine, Ca, 92618